Sprentd\PHX\745195.3                                 8

Sprentd\PHX\745195.3

                                                              November 12, 1999

SAI Investment Adviser, Inc.
1 SunAmerica Center, 34th Floor
Century City
Los Angeles, CA 90067-6022

SunAmerica Life Insurance Company
1 SunAmerica Center, 34th Floor
Century City
Los Angeles, CA 90067-6022

KZH Soleil-2 LLC
c/o The Chase Manhattan Bank
450 West 33rd Street, 15th Floor
New York, New York 10001

Harris Trust & Savings Bank
111 West Monroe Street
Chicago, Illinois 60603

Ladies and Gentlemen:

         Reference is made to that certain Senior Secured Loan Agreement dated as of May 14, 1999 (the "Loan Agreement") among Ugly Duckling Corporation, a Delaware corporation ("Borrower"), Harris Trust & Savings Bank, as Collateral Agent (the "Collateral Agent") and the Lenders party thereto (together with their respective successors and assigns, "Lenders"). All capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Loan Agreement.

         Borrower has previously advised Collateral Agent and Lenders that with respect to the month of September 1999, Borrower is not in compliance with
Section 6.16 of the Loan Agreement (entitled "Minimum B Piece Cash Flows").

         By countersigning this letter, Collateral Agent and Lenders hereby permanently waive such failure to comply with Section 6.16 of the Loan Agreement for such month (and only for such month) and agree that such failure shall not constitute a Default or Event of Default pursuant to the Loan Agreement or the other Loan Documents.

         In consideration of the foregoing waiver and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Loan Documents are, upon execution hereof by Collateral Agent and the Required Lenders, hereby amended as follows:

1. The definition of "B-Piece Cash Flows" in the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                  "B-Piece Cash Flows" means, for any period, all cash distributions with respect to a B-Piece together with all related spread account distributions, in each case during such period; provided, however, upon termination of a Securitization Trust at recapture or the exercise of an optional repurchase right, the B-Piece Cash Flows for such Securitization Trust in the month of such termination shall be
                  (i) the B-Piece Value of such Securitization Trust as of the Calculation Date immediately preceding the date of termination multiplied by (ii) the Advance Rate applicable to such Securitization Trust on such preceding Calculation Date.

2. The definition of "Monthly Amortization Amount" in the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                  "Monthly Amortization Amount" means:
                   ---------------------------

                           (i) with respect to any Payment Date occurring prior to November 15, 1999, the greater of (A) $500,000.00, and (B) subject to Section 2.6, the amount, if any, by which the then Outstanding Principal Amount of the Loan exceeds the Borrowing Base as of such date as set forth in the Collateral Servicing Report required to be delivered with respect to such Payment Date;

                           (ii) with respect to the November 15, 1999 Payment Date and each Payment Date thereafter prior to June 15, 2000, the greater of (A) $800,000.00, and (B)
                           subject to Section 2.6, the amount, if any, by which the then Outstanding Principal Amount of the Loan exceeds the Borrowing Base as of such date as set forth in the Collateral Servicing Report required to be delivered with respect to such Payment Date; and

                           (iii) with respect to any Payment Date occurring on or after June 15, 2000, the greatest of (A) $1,700,000.00, (B) 50% of the aggregate B-Piece Cash Flows for the then most recently ended monthly period as set forth in the Collateral Servicing Report required to be delivered with respect to such Payment Date, and (C) the amount, if any, by which the then Outstanding Principal Amount of the Loan exceeds the Borrowing Base as of such date as set forth in the Collateral Servicing Report required to be delivered with respect to such Payment Date.

3. The definition of "Securitization Period" in the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                  "Securitization Period" shall mean the period from and including the date hereof to and including the date immediately following the date on which Borrower completes securitizations of at least $75,000,000 of Ugly Duckling
                  Collateral in the year 2000; provided, however, that if Borrower has not completed a securitization of Ugly Duckling Collateral during the month of November or December 1999, the Securitization Period shall extend until Borrower has completed two (2) securitizations of Ugly Duckling Collateral with an aggregate value of Ugly Duckling Collateral subject to such securitizations of not less than $150,000,000.

4. The second and third paragraphs of Section 2.6 of the Loan Agreement are hereby amended and restated in their entirety to read as follows:

                  Any provision hereof to the contrary notwithstanding, if, at any time prior to June 15, 2000, immediately after giving effect to the payment of any Monthly Amortization Amount, the aggregate amount of all principal payments actually made by Borrower hereunder and received by the Lenders (as of any date of determination, the "Actual Amortization Amount") since the date hereof exceeds the sum of (i) the product of $500,000.00 multiplied by the number of Payment Dates that have occurred prior to November 15, 1999, plus (ii) the product of $800,000.00 multiplied by the number of Payment Dates that have occurred from and after November 15, 1999 (as of any date of determination, the "Required Amortization Amount"), then Borrower, upon written request to the Collateral Agent (with a copy to the Lenders), may reduce the amount of any subsequent Monthly Amortization Amount with respect to any Payment Date occurring prior to June 15, 2000, by such amount as would not cause the Actual Amortization Amount to be less than the Required Amortization Amount immediately following such Payment Date.

                  With respect to any Payment Date prior to November 15, 1999, in the event clause (i)(B) of the definition of Monthly Amortization Amount would result in a Monthly Amortization Amount with respect to any Payment Date in excess of
                  $500,000.00, Borrower may elect by written notice to Collateral Agent and Lenders received at least one Business Day in advance of such Payment Date, to repay only $500,000.00 of the Outstanding Principal Amount on such Payment Date and, in lieu of repaying the remainder of any such excess on such Payment Date, elect to have such excess remain in the Collateral Account (to be held by Collateral Agent pursuant to the Collateral Account Agreement and this Section 2.6). With respect to any Payment Date from and after November 15, 1999, in the event clause (ii)(B) of the definition of Monthly
                  Amortization Amount would result in a Monthly Amortization Amount with respect to any Payment Date in excess of
                  $800,000.00, Borrower may elect by written notice to Collateral Agent and Lenders received at least one Business Day in advance of such Payment Date, to repay only $800,000.00 of the Outstanding Principal Amount on such Payment Date and, in lieu of repaying the remainder of any such excess on such Payment Date, elect to have such excess remain in the Collateral Account (to be held by Collateral Agent pursuant to the Collateral Account Agreement and this Section 2.6).

5. Section 6.16 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                  6.16 Minimum B-Piece Cash Flows. Not permit aggregate B-Piece Cash Flows deposited to the Collateral Account with respect to any month to be less than the following amounts determined as of the applicable Payment Date (it being understood that for purposes of determining compliance with this Section 6.16 the amount deemed deposited with respect to any B-Piece may not exceed the B-Piece Cash Flow with respect to such B-Piece):

                           (a) For Payment Dates through and including September 15, 1999 (which represent B-Piece Cash Flows with respect to months through August 1999), $2,000,000.

                           (b) For Payment Dates from October 15, 1999, through and including March 15, 2000, $900,000 (which represent B-Piece Cash Flows with respect to months from September 1999 through February 2000)

                           (c) For the Payment Date on April 15, 2000 (which represents B-Piece Cash Flows with respect to the month of March 2000), $1,200,000.

                          (d) For the Payment Date on May 15, 2000, and thereafter, $2,000,000.

6. Section 8.1(j) of the Loan Agreement is hereby amended to provide as follows:

                  (j) If a default or event of default occurs under the GECC Agreement or under the terms of any other Indebtedness (other than Non-Recourse Debt) aggregating in excess of $3,000,000 (with respect to any particular item of Indebtedness or in the aggregate and in each case after any applicable cure or grace period) regardless of whether such default or event of default is waived or amended.

7. A new Section 6.22 is hereby added to the Loan Agreement to provide as follows:

                  6.22 Required Number of Securitization Trusts. Borrower agrees that as of each Payment Date the number of Securitization Trusts with respect to which Borrower has either pledged the stock of a bankruptcy remote entity pursuant to the Stock Pledge Agreement or otherwise pledged B Certificates pursuant to the Loan Documents shall not be less than the following:

                  (i) For the period ending on July 14, 2000, the result of dividing (A) the unpaid principal balance of the Loan as of such Payment Date (after giving effect to any payments then being made) by (B) $5,000,000; and

                  (ii) For the period from and after July 15, 2000, the result of dividing (A) the unpaid principal balance of the Loan as of such Payment Date (after giving effect to any payments then being made) by (B) $4,000,000.

8. Section 3(ii) of the Cash Collateral Account Agreement is amended and restated in its entirety to read as follows:

                  (ii) If, at any time prior to June 15, 2000, immediately after giving effect to the payment of any Monthly Amortization Amount, the aggregate amount of all principal payments actually made by UDC and received by the Lenders (as of any date of determination, the "Actual Amortization Amount") since the date hereof exceeds the sum of (A) the product of $500,000.00 multiplied by the number of Payment Dates that have occurred prior to November 15, 1999, plus (B) the product of $800,000.00 multiplied by the number of Payment Dates that have occurred from and after November 15, 1999 (as of any date of determination, the "Required Amortization Amount"), then UDC, upon written request to Secured Party (with a copy to the Lenders), may reduce the amount of any subsequent Monthly Amortization Amount with respect to any Payment Date occurring prior to June 15, 2000, by such amount as would not cause the Actual Amortization Amount to be less than the Required Amortization Amount immediately following such Payment Date.

9. Section 3(iii) of the Cash Collateral Account Agreement is amended and restated in its entirety to read as follows:

                  With respect to any Payment Date prior to November 15, 1999, in the event clause (i)(B) of the definition of Monthly Amortization Amount would result in a Monthly Amortization Amount with respect to any Payment Date in excess of $500,000.00, UDC may elect, by written notice to Secured Party and Lenders received at least 1 Business Day in advance of such Payment Date, to have Secured Party pay only $500,000.00 of the Outstanding Principal Amount on such Payment Date and, in lieu of paying the remainder of any such excess on such Payment Date, elect to have such excess remain in the Collateral Account. With respect to any Payment Date from and after November 15, 1999, in the event clause (ii)(B) of the definition of Monthly Amortization Amount would result in a Monthly Amortization Amount with respect to any Payment Date in excess of $800,000.00, UDC may elect, by written notice to Secured Party and Lenders received at least 1 Business Day in advance of such Payment Date, to have Secured Party pay only $800,000.00 of the Outstanding Principal Amount on such Payment Date and, in lieu of paying the remainder of any such excess on such Payment Date, elect to have such excess remain in the Collateral Account.

10. Section 7(c) of the Stock Pledge Agreement is hereby amended to add the words "During the Securitization Period," at the beginning of such Section.

         Except as specifically modified by this waiver and agreement, all of the terms and provisions of the Loan Agreement, each other Loan Document and each of the documents referred to therein or delivered in connection therewith shall remain in full force and effect. The waivers set forth herein shall be limited precisely as written and shall not be deemed, except as expressly set forth herein, (a) to be a consent to any modification or waiver of other terms or conditions of the Loan Agreement, any other Loan Document or any of the documents referred to therein or delivered in connection therewith or (b) to prejudice any right, remedy, power or privilege which any party hereto or any party consenting hereto now has or may have in the future under or in connection with the Loan Agreement, any other Loan Document or any of the documents referred to therein or delivered in connection therewith. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall, to the extent set forth therein, continue to secure the payment of all obligations and liabilities of the Borrower under the Loan Agreement and/or any of the other Loan Documents, in each case as amended hereby.

         Upon the execution and delivery hereof by the Required Lenders and Collateral Agent, Borrower shall pay to Lenders, ratably, a modification fee in the aggregate amount of $50,000.

         The Borrower shall promptly pay the reasonable out-of-pocket expenses incurred by the Collateral Agent and the Lenders in connection with the preparation of this waiver and agreement including the reasonable fees, disbursements and other charges of its counsel

         This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

         Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

         (i) The execution, delivery and performance of this Letter Agreement by Borrower and Guarantor has been duly authorized by all necessary corporate action of Borrower and Guarantor.

         (ii) This Letter Agreement has been duly executed and delivered by Borrower and Guarantor and constitutes the legal, valid and binding obligation of Borrower and Guarantor in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

         (iii) As of the date hereof, the representations and warranties of Borrower and Guarantor set forth in the Loan Documents are true and correct in all material respects.

         (iv) As of the date hereof and after giving effect to the execution and delivery of this Letter Agreement by Borrower, Collateral Agent and Lenders, no Default or Event of Default has occurred and is continuing.

         This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

         Please sign and return the enclosed copy of this letter.

                               Very truly yours,

                               UGLY DUCKLING CORPORATION, a Delaware corporation

                               By:  /S/ DONALD L. ADDINK
                               -------------------------
                               Name:  Donald L. Addink
                               Title:  Vice President

CONSENTED:

GALAXY CLO 1999-1, LTD.

By:      SAI Investment Adviser, Inc.,
         its Collateral Manager

         By:  /S/ JAMES K. HUNT
         ----------------------
         Name:  James K. Hunt
         Title:  Executive Vice President

SUNAMERICA LIFE INSURANCE
COMPANY

By:  /S/ JOHN L?????????
------------------------
Name:  John L???????????
Title:  Authorized Agent

KZH SOLEIL-2 LLC

By:/S/ PETER CHIN
-----------------
Name:  Peter Chin
Title:  Authorized Agent

HARRIS TRUST & SAVINGS BANK,
as Collateral Agent

By:  /S/ MEGAN CARMODY
----------------------
Name:  Megan Carmody
Title:  Assistant Vice President

         Guarantor hereby consents and agrees to the foregoing and agrees that the Guaranty remains in full force and effect and that the Guaranteed Obligations (as defined in the Guaranty) include, without limitation, payment of the obligations of Borrower pursuant to the foregoing Letter Agreement and the Loan Documents as amended by the foregoing Letter Agreement.

                  UGLY  DUCKLING CAR SALES AND FINANCE
                  CORPORATION, an Arizona corporation

                  By:  /S/ JON D. EHLINGER
                  ------------------------
                  Name:  Jon D. Ehlinger
                  Title: Secretary